UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 18, 2009

PARADIGM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-09154	83-0211506
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(301) 468-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 18, 2009, Paradigm Holdings, Inc. (the “Company”), Paradigm Solutions Corporation (“PSC”), Caldwell Technology Solutions LLC (“CTS), Trinity Information Management Services (“TIMS” collectively with the Company, PSC and CTS, the “Borrower”) and Silicon Valley Bank entered into a Second Loan Modification Agreement (the “Loan Amendment”).  The Loan Amendment amends that certain Loan and Security Agreement (working capital line of credit) dated as of March 13, 2007, among Borrower and Silicon Valley Bank, as amended by a certain First Loan Modification Agreement dated as of August 11, 2008 (as amended, the “Loan Agreement”).  The Loan Amendment, among other things, (i) provides that the aggregate face amount of all financed receivables outstanding at any time based upon “Federal Agency Accounts”, “Subcontractor Accounts”, and “Unbilled Accounts” (as such terms are defined in the Loan Agreement) may not exceed $5,625,000, (ii) reduces the maximum aggregate amount of “Federal Agency Account Advances”, “Subcontractor Account Advances” and “Unbilled Account Advances” (as such terms are defined in the Loan Agreement) that may be outstanding at any time under the Loan Agreement to $4,500,000, (iii) limits the amount of Unbilled Account Advances outstanding at anytime to no more than $2,000,000, (iv) obligates the Borrower to pay for up to two audits of its collateral per year by Silicon Valley Bank, and (v) extends the maturity date to May 12, 2009.

The foregoing description of the terms of the Loan Amendment is not complete and is qualified in its entirety by reference to the Loan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits.

Exhibit 10.1
Second Loan Modification Agreement dated March 18, 2009 amongSilicon Valley Bank, Paradigm Holdings, Inc., Paradigm SolutionsCorporation, Caldwell Technology Solutions LLC and Trinity Information Management Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

By:	/s/ Peter B. LaMontagne
Peter B. LaMontagne
President and Chief Executive Officer

Date: March 24, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Second Loan Modification Agreement dated March 18, 2009 amongSilicon Valley Bank, Paradigm Holdings, Inc., Paradigm SolutionsCorporation, Caldwell Technology Solutions LLC and Trinity InformationManagement Services